As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1606155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive,
Las Vegas, Nevada	89144
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:
(725) 877-7000

PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan
PLAYSTUDIOS, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)

Andrew Pascal
Chief Executive Officer
10150 Covington Cross Drive
Las Vegas, Nevada 89144
(725) 877-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Rachel Paris
DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
(650) 833-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
We previously filed a Registration Statement on Form S-8 (File No. 333-259070) with the Commission on August 26, 2021 (the "Original Registration Statement"), pursuant to which we originally registered 35,839,946 shares of our common stock authorized for issuance. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, including the periodic and current reports that we filed with the Commission after the effectiveness of the Original Registration Statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

This Registration Statement on Form S-8 is being filed to register an additional 6,309,810 shares of our Class A common stock, $0.0001 par value per share, reserved for issuance under the 2021 Plan and 1,261,962 shares under the 2021 ESPP (together with the 2021 Plan, the “Plans”) as a result of evergreen provisions in the Plans providing that the total number of shares of Class A common stock reserved for issuance under the Plans will be automatically increased as of the first date of each fiscal year, starting January 1, 2022. The aggregate number of shares of the Class A common stock issuable pursuant to such Plans and registered pursuant to this Registration Statement and the Original Registration Statement (including those shares of Class A common stock actually issued pursuant to awards granted or made under the Plans) is 43,411,718 shares of Class A common stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
(a)The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022;
(b)The Registrant’s prospectus included in its registration statement on Form S-1, as amended and supplemented, originally filed with the SEC on July 19, 2021 (other than those portions of such prospectus not deemed to be “filed” with the SEC) (File No. 333-258018);
(c)All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above (in each case, except for the information furnished under Item 2.02 in any Current Report on Form 8-K and any other specific sections of such reports as set forth therein); and
(d)The description of the Registrant’s common stock and warrants set forth in the Registrant’s Registration Statement on Form 8-K12B, filed by the Registrant with the SEC under Section 12(b) of the Exchange Act, on June 25, 2021, and under the heading “Description of New PLAYSTUDIOS Securities” beginning on page 299 in the final prospectus and definitive proxy statement filed with the SEC on May 25, 2021 as referenced therein.
In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description
4.1	Certificate of Incorporation of PLAYSTUDIOS, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2021).
4.2	Bylaws of PLAYSTUDIOS, Inc., effective as of June 21, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2021).
4.3	Specimen Class A Common Stock Certificate of PLAYSTUDIOS, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2021).
4.4
PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan, including Sub-Plan for Israeli Participants (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form S-8 filed with the SEC on August 26, 2021).

4.5	PLAYSTUDIOS, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s Current Report on Form S-8 filed with the SEC on August 26, 2021).
4.6
PLAYSTUDIOS, Inc. Form of Restricted Stock Unit Award Agreement under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021).

5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of Deloitte & Touche LLP.
23.3*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table

*	Filed herewith
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Las Vegas, State of Nevada on March 3, 2022.

PLAYSTUDIOS, Inc.

By:	/s/ Andrew Pascal
	Name:	Andrew Pascal
	Title:	Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew Pascal and Scott Peterson, acting alone or with another attorney-in-fact, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of PLAYSTUDIOS, Inc. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Pascal	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 3, 2022
Andrew Pascal

/s/ Scott Peterson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2022
Scott Peterson

/s/ Joe Horowitz	Director	March 3, 2022
Joe Horowitz

/s/ Jason Krikorian	Director	March 3, 2022
Jason Krikorian

/s/ Judy K. Mencher	Director	March 3, 2022
Judy K. Mencher

/s/ James Murren	Director	March 3, 2022
James Murren

/s/ Steven J. Zanella	Director	March 3, 2022
Steven J. Zanella